UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 15, 2024

FS Specialty Lending Fund

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	814-00841 (Commission File Number)	27-6822130 (I.R.S. Employer Identification No.)

201 Rouse Boulevard Philadelphia, Pennsylvania (Address of principal executive offices)	19112 (Zip Code)

Registrant’s telephone number, including area code: (215) 495-1150

None

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

☐	Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into a Material Definitive Agreement

On February 15, 2024, FSSL Finance BNPP TRS LLC (“FSSL Finance BNPP TRS”), a newly-formed, wholly-owned financing subsidiary of FS Specialty Lending Fund (the “Company”), entered into a total return swap (“TRS”) for a portfolio of senior secured floating rate loans with BNP Paribas. The Company concurrently entered into a Parent Guaranty in favor of BNP Paribas (the “Guaranty”), providing for the Company’s guarantee of all of FSSL Finance BNPP TRS’s obligations under the TRS.

FSSL Finance BNPP TRS may select loans through one or more TRS transactions. Each individual loan, and the portfolio of loans taken as a whole, must meet criteria described in the agreements between FSSL Finance BNPP TRS and BNP Paribas that collectively establish the TRS (collectively, the “TRS Agreement”).

The notional amount of each swap transaction under the TRS is the principal amount of the related loan multiplied by that loan’s price at the time of inclusion into the TRS. The TRS does not include any firm commitment by BNP Paribas to a maximum aggregate notional amount, but rather the maximum amount of the TRS is subject to FSSL Finance BNPP TRS’s selection of eligible loans and BNP Paribas’ ultimate approval to add the notional amount for each of the approved eligible loans. Various terms under the TRS are triggered when less than $100.0 million aggregate notional amount are subject to the TRS at any time (the “Minimum Facility Utilization Amount”).

FSSL Finance BNPP TRS is required to initially collateralize with either cash or U.S. Treasury obligations in accordance with margin requirements described in the TRS Agreement. FSSL Finance BNPP TRS may be required to post additional collateral in an amount determined daily based on marked-to-market movements in the aggregate value of the underlying loans. All such collateral will be maintained in accounts established at State Street Bank and Trust Company (“State Street”), subject to the control of BNP Paribas pursuant to a customary triparty agreement among BNP Paribas, State Street and FSSL Finance BNPP TRS. Neither the collateral required to be posted under the TRS Agreement nor any other assets of FSSL Finance BNPP TRS are available to pay the debts of the Company.

The TRS initially has a term of nine months from February 15, 2024. The term will extend thereafter month-by-month until either party delivers to the other a “Facility Non-Renewal Notice.” A Facility Non-Renewal Notice would have to be delivered at least eight months before the then-current maturity date.

FSSL Finance BNPP TRS will receive from BNP Paribas all interest and fees (after deduction of any withholding taxes for which the related underlying loan borrower is not obligated to reimburse the lender of record, if applicable) payable in respect of the loans included in the TRS. On the other hand, FSSL Finance BNPP TRS will pay to BNP Paribas, on a monthly basis, a financing charge on the outstanding notional amount of each swap transaction under the TRS at a rate equal to USD-SOFR Compounded Index plus a spread of 1.65% per annum. If less than that the Minimum Facility Utilization Amount is utilized under the TRS at any time, FSSL Finance BNPP TRS also will pay to BNP Paribas a utilization fee, on a monthly basis, in an amount equal to 0.85% multiplied by the difference between the Minimum Facility Utilization Amount and the actual aggregate notional amount of all the swap transactions under the TRS. FSSL Finance BNPP TRS will also pay to BNP Paribas the fees and expenses relating to the underlying loans that are due from the lenders of record of such loans. In addition, upon the termination or repayment of any loan subject to the TRS, FSSL Finance BNPP TRS either will receive from BNP Paribas the appreciation in the value of such loan or will pay to BNP Paribas any depreciation in the value of such loan.

If an unscheduled termination event occurs, then FSSL Finance BNPP TRS will pay to BNP Paribas a breakage amount equal to BNP Paribas’s costs for unwinding transactions by BNP Paribas due to the break. Unscheduled termination events include an optional early termination by FSSL Finance BNPP TRS, an event of default of FSSL Finance BNPP TRS and early termination by BNP Paribas due to a loan being converted or exchanged, the loan failing concentration limits specified in the TRS Agreement after a six-month ramp-up period and/or the underlying loan obligor failing to make payments and/or becoming bankrupt.

FSSL Finance BNPP TRS also will pay to BNP Paribas a make-whole fee based on the present value of the spread component of the financing charge calculated on the terminated notional amount. However, if, after giving effect to the termination, the actual aggregate notional amount utilized is less than the Minimum Utilization Amount, then the make-whole fee will be based on the termination notional amount minus the positive difference (if any) between the Minimum Facility Utilization Amount and the then-current actual aggregate notional amount utilized under the TRS (after giving effect to the termination). Make-whole fee is payable if FSSL Finance BNPP TRS voluntarily early terminates, an event of default or certain termination events occur with respect to FSSL Finance BNPP TRS or if FSSL Finance BNPP TRS fails to post margin.

Under the TRS Agreement, FSSL Finance BNPP TRS has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar transactions. The TRS Agreement contains events of default and additional termination events customary for similar transactions, including, without limitation: (a) failure to make payments under the TRS as required by the TRS Agreement, (b) failure to post collateral as required by the TRS Agreement, (c) failure by the Company to make payments under, or otherwise comply with certain terms of, the Guaranty, (d) the expiration or termination, or the repudiation by the Company, of the Guaranty, (e) the occurrence of insolvency events with respect to the Company or FSSL Finance BNPP TRS, (f) cross default by the Company with respect to its indebtedness above a certain threshold amount, (g) either the Company or FSSL Finance BNPP TRS altering, or not complying with, its investment strategy in a manner that has or could reasonably be expected to have a material adverse effect, (h) the Company ceasing to qualify as a business development company under the 1940 Act, (i) FS/EIG Advisor, LLC, an affiliate thereof or another entity reasonably acceptable to BNP Paribas ceasing to be the Company’s investment adviser, and (j) declines in the net asset value of the Company above specified percentage thresholds over certain specified periods of time.

The foregoing descriptions of the TRS Agreement and Guaranty are summaries only and are qualified in all respects by the provisions of such agreements, copies of which are attached hereto as Exhibits 10.1, 10.2 and 10.3 are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

EXHIBIT NUMBER	DESCRIPTION

10.1	ISDA 2002 Master Agreement, together with the Schedule thereto and Credit Support Annex to such Schedule, each dated as of February 15, 2024, by and between FSSL Finance BNPP TRS LLC and BNP Paribas

10.2	Master Confirmation Letter Agreement, dated as of February 15, 2024, by and between FSSL Finance BNPP TRS LLC and BNP Paribas

10.3	Parent Guaranty, dated as of February 15, 2024, by FS Specialty Lending Fund in favor of BNP Paribas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FS Specialty Lending Fund

Date:	February 22, 2024	By:	/s/ Stephen S. Sypherd
Stephen S. Sypherd
General Counsel